UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 26, 2015

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place

Austin, MN 55912

(Address of Principal Executive Office)

Registrant’s telephone number, including area code:  (507) 437-5611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01  Entry into a Material Definitive Agreement

On May 26, 2015, Hormel Foods Corporation (the Company) entered into a definitive agreement to acquire Applegate Farms, LLC, owner of Applegate®, the No. 1 brand in the natural and organic value-added prepared meats category.  The transaction is subject to customary closing conditions, including the receipt of regulatory approvals in the United States, and is expected to close within 60 days.

The purchase price is approximately $775 million.

The Company intends to file the definitive agreement with its next quarterly report on Form 10-Q.

Section 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On May 26, 2015, the Company issued a press release announcing a definitive agreement to acquire Applegate Farms, LLC, owner of Applegate®, the No. 1 brand in the natural and organic value-added prepared meats category.  A copy of the press release is furnished as Exhibit 99 to this Form 8-K and is incorporated herein by reference.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits furnished pursuant to Item 7.01

99     Press release issued May 26, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated: May 26, 2015	By	/s/ JEFFREY M. ETTINGER
JEFFREY M. ETTINGER
Chairman of the Board, President and Chief Executive Officer

Dated: May 26, 2015	By	/s/ JODY H. FERAGEN
JODY H. FERAGEN
Executive Vice President and Chief Financial Officer